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                                                                      EXHIBIT 21



                              LIST OF SUBSIDIARIES

                              OMEGA WORLDWIDE, INC.

                                                                               Jurisdiction of
         Names                                                                  Incorporation
         -----
-------------
Omega (UK) Limited ........................................................   England
Omega (Australia) Pty. Limited ............................................   Australia
PHF No.1 Pty Limited ......................................................   Australia
PHF No.2 Pty. Limited .....................................................   Australia
Principal Healthcare Finance Pty. Limited .................................   Australia
Principal Healthcare Finance Trust.........................................   Australia
Beheer-en Beleggingsmaatschappij Rocla BV..................................   Netherlands
Beheer-en Beleggingsmaatschappij Dilava BV.................................   Netherlands